Exhibit 10.84

                              SEVERANCE AGREEMENT

        This Severance Agreement (the "Agreement") is made this 26th day of January, 2004 and effective this 26th day of January, 2004 by and between Invisa, Inc. a Nevada corporation (the "Company") and Stephen A. Michael ("Michael").

                                   RECITALS:

        WHEREAS, Michael is the co-founder of the Company and has been employed by the Company since February 9, 2000 and is a member of its Board of Directors; and

        WHEREAS, Michael and the Company have determined that it is in the best interest of Michael and the Company that his employment with the Company be terminated and that he continue to provide services to the Company as a member of its Board of Directors, and as an independent consultant pursuant to a consulting agreement to be executed by the parties; and

        WHEREAS, Michael and the Company have executed a term sheet on November 6, 2003 (the "Term Sheet") which outlines the basic terms under which Michael's employment will be terminated and the manner in which he will continue to provide services to the Company; and

        WHEREAS, Michael and the Company wish to formalize the Term Sheet into a final and detailed agreement.

        NOW, THEREFORE, in consideration of the mutual promises in this Agreement, and for additional good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Company and Michael agree as follows:

        1. TERMINATION OF EMPLOYMENT. Michael's employment with the Company shall terminate on January 31, 2004 and he shall be paid his current salary through said date. Commencing February 1, 2004, Michael shall provide services to the Company as an independent consultant pursuant to the consulting agreement substantially in the form attached hereto (the "Consulting Agreement").

        2. ACCRUED COMPENSATION. The parties acknowledge that Michael is owed $303,607.50 in accrued salary and bonuses ("Accrued Compensation"). The Company shall pay Michael the Accrued Compensation as follows:

                i. $60,000.00 on or before January 27th,  2004, and $5,000.00 on or before February 28, 2004. The notice and cure period on paragraph 6 of this Agreement shall not apply to the $60,000.00 and $5,000.00 payments, and failure to timely make these payments shall immediately invoke the provisions of paragraphs 6.1, 6.2 and 6.3 of this Agreement.

                ii. $56,174.33 if this Company raises $2,000,000.00 following the date of this Agreement, in total from all sources. The $56,174.33 payment shall be made to Michael within thirty (30) days following the date that the Company has raised $2,000,000.00;


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                iii.  $84,261.50 if the Company raises  $3,000,000.00  following the date of this Agreement, in total from all sources. The $84,261.50 payment shall be made to Michael within thirty (30) days following the date that the Company has raised $3,000,000.00; and

                iv. $98,171.67 if the Company raises $4,000,000.00 following the date of this agreement, in total from all sources. the $98,171.67 payment shall be made within thirty (30) days following the date that the Company has raised $4,000,000.00.

        [For illustration: if the Company raises $2,000,000.00 by April 1, 2004 and an additional $1,000,000.00 dollars by May 2004 and an additional $1,000,000.00 by June 1, 2004, Michael shall be paid $56,174.33 by May 1, 2004,
$84,261.50 by June 1, 2004 and $98,171.67 by July 1, 2004.]

        The Company will provide Michael with a quarterly capital input report (consisting of gross dollars received, date received, accumulated total dollars) of all capital input from any source, including but not limited to equities purchased through private offerings, exercised options, exercised warrants, puts or sales of equities through pre-arranged financing. This report will be faxed and mailed to Michael by the tenth of the following month.

        3. FORGIVENESS OF NOTE BY COMPANY. The parties acknowledge that Michael owes the Company $74,384.00 pursuant to promissory note dated October 15, 2000 (the "$74,384.00 Note") and $375,000.00 pursuant to a note dated December 29, 1999 (the "$375,000.00 Note"). The $74,384.00 Note shall be forgiven by the Company on February 9, 2005, which is its maturity date, and the $375,000.00 Note shall be forgiven by the Company on December 29, 2004 which is its maturity date. The Company shall timely pay all taxes incurred by the Company and Michael, as a direct result of the forgiveness of the $74,384.00 Note and $375,000.00 Note. Michael's tax obligation paid by the Company pursuant to this
Section 3 shall be calculated based upon Michael's current tax rate for the applicable tax year.

        4. SALES OF SHARES. The Company acknowledges and agrees that all shares of the Company's stock issued to and owned by Michael, are fully vested, non-assessable, and subject to no defenses or claims of any nature or kind. Michael agrees that any sales of his shares of the Company's common stock shall be made in accordance with Rule 144 of the Securities Act of 1933, and that any such sales from November 6, 2003 through June 30, 2004 shall be limited to no more than 20,000 shares per month. The Company agrees that it will furnish any legal opinions or other documents as requested by Michael or his broker in connection with any such 144 sales within five business days of the Company's receipt of said request.

        All options issued to Michael under the Company's 2002 Incentive Plan are deemed fully vested as of November 6, 2003. Additionally, Sections 6.6, 6.7, 10.1, and 10.2 of the 2002 Incentive Plan are not applicable to Michael's 2002 Incentive Plan options. Where the provisions of this paragraph conflict with the provisions of the 2002 Incentive Plan and Michael's 2002 Incentive Plan Option Agreement, the provisions hereof prevail.

        The Company shall, as soon as eligible, file a Registration Statement on Form S-8 with the United States Securities and Exchange Commission to register the shares that would be issued to Michael upon exercise of the options granted to him under the Company's 2000 Employee,


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Director,  Consultant and Advisor Stock  Compensation Plan (the "Option Shares")
or alternatively, provide for "piggyback" registration of the Option Shares in a Registration Statement if the Company is filing such a Registration Statement and same is filed by the Company prior to the eligibility of an S-8 filing.

        The Company shall attempt to reclaim 61,670 shares of stock pledged, by Michael as collateral, to an entity known to both of the parties as "Barbell". If the Company is unable to reclaim the shares by February 28, 2004, it shall terminate its efforts to reclaim the shares and shall notify Michael that it was unable to reclaim said shares. Upon such notification, Michael may attempt to reclaim the pledged shares. The Company agrees to provide Michael with all relevant documents and records regarding the "Barbell" within five (5) days of his request. Notwithstanding anything to the contrary contained in this Agreement, the parties acknowledge that the Company's inability to obtain the pledged shares shall not be deemed a breach of this Agreement.

        5. FORGIVENESS OF OBLIGATIONS BY MICHAEL. Michael agrees to forgive notes and interest due him as a result of the RMI transaction in the amount of $601,208.05 (collectively the "RMI NOTE"). In addition, Michael and the Company acknowledge that the February 9, 2000 employment agreement, executed by the Company and Michael (the "Employment Agreement") shall be cancelled, void and of no effect on the effective date of this Agreement. Accordingly, Michael shall not be entitled to any compensation or benefits under the Employment Agreement, including without limitation, the five-year severance payment, car allowance and health insurance.

        6. BREACH OF AGREEMENT. In the event that the Company breaches any of its obligations under this Agreement, and said breach is not cured within fifteen (15) days following notice by Michael to the Company of said breach:

                i.  The  RMI  Note  shall  be  deemed   restored  and  shall  be
immediately due and payable to Michael in full as if this Agreement was never entered into by the parties;

                ii. The Accrued Compensation shall become immediately due and payable to Michael; and

                iii. Michael shall be entitled to all legal remedies available under this Agreement to collect any monies which he is owed pursuant to this
Section 6, including all reasonable attorney fees and costs which he incurs in furtherance of such collection efforts.

        7. NOTICES. Any notice provided for in this Agreement must be in writing and must be either personally delivered or mailed by certified mail, return receipt required, to the recipient at the address indicated below:

                To the Company:                 To Stephen A. Michael:

                Herb M. Lustig, CEO             Stephen A. Michael
                Invisa, Inc.                    7813 Broadmoor Pines Blvd.
                4400 Independence Court         Sarasota, Florida 34243
                Sarasota, FL 34234              Fax: (941) 358-1795


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or such other  address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

        8. SEVERABILITY. In the event that any provision of this Agreement shall be held to be unreasonable, invalid, or unenforceable for any reason whatsoever, the parties agree that: (i) such invalidity or unenforceability shall not affect any other provision of this Agreement and the remaining covenants, restrictions, and provisions hereof shall remain in full force and effect; and (ii) any arbitrator or arbitration panel, as the case may be, may so modify the objectionable provision as to make it valid, reasonable, and enforceable, and such provision, as so modified, shall be valid and binding as though the invalid, unreasonable, or unenforceable portion thereof had not been included therein.

        9. COMPLETE AGREEMENT. Except for the Confidentiality/Waiver of Interest Agreement and Covenant Not to Compete executed by the parties on November 6, 2003 (collectively the "confidentiality and Non Compete Agreements"), and the Consulting Agreement, this Agreement contains the entire agreement of the parties and supersedes and preempts any prior understandings, agreements or representations between Michael and the Company, including without limitation the Employment Agreement and the Term Sheet. The parties further acknowledge that the Company is fully and completely honoring and satisfying all severance obligations which it owes to Michael by complying with the terms of this Agreement.

        10. CONFIDENTIALITY AND NON COMPETE AGREEMENTS. Notwithstanding any other agreement executed by the parties or the termination of the Employment Agreement, the parties acknowledge that the Confidentiality and Non Compete Agreements shall remain in full force and effect. The parties further acknowledge that the mediation and remedy provisions contained in paragraph 4 and 5 of the Covenant Not To Compete and paragraph 7 and 8 of the Confidentiality/Waiver of Interest Agreement respectively, are the dispute resolution and remedy provisions that govern the parties under the Confidentiality and Non Compete Agreements. To this extent, Section 12 of this Agreement shall not be applicable to the Confidentiality and Non Compete Agreements.

        11. COUNTERPARTS. This Agreement may be simultaneously executed in three counterparts, each of which shall be an original, and all of which shall constitute but one and the same instrument.

        12. MEDIATION/ARBITRATION PROVISION. The parties shall in good faith endeavor to resolve all claims or disputes arising from or relating to the terms of this Agreement first by mediation through a mediator selected by the parties and if not resolved by mediation, then the parties agree to resolve all claims or disputes by binding arbitration in accordance with this Section. the party seeking mediation shall submit a written notice for mediation to the other party (the "Notice"). The parties shall agree on a mediator and mediation date within ten business (10) days from the date of the Notice. If the parties are unable to agree upon a mediator and mediation date within ten (10) days from the date of the Notice, the matter shall, within twenty (20) days from the date of the Notice, be referred to the American Arbitration Association for final and binding arbitration. If the matter is mediated but not resolved by mediation, the matter shall, within ten (10) days from the last mediation proceeding, be referred to the American Arbitration Association for


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final and binding arbitration.  The arbitration  proceedings shall take place in
Sarasota County, Florida and shall be governed by the Florida Arbitration Code and the rules pertaining to commercial arbitration of the American Arbitration Association then in effect (except the provisions of this paragraph shall govern if in conflict with such rules). There shall be one arbitrator if the amount in controversy is less than twenty four thousand dollars ($24,000), and otherwise there shall be three arbitrators. The arbitration award may be entered in any court of competent jurisdiction as provided for in this Agreement for an order of enforcement if necessary. The prevailing party in the arbitration proceeding shall be entitled to collect from the non-prevailing party, the cost of the arbitration and reasonable attorneys' fees incurred by the prevailing party as a direct result of the arbitration.

        13. AMENDMENTS/WAIVERS. This Agreement may only be modified, amended, or waived by a writing duly authorized and executed by all parties.

        14. DRAFTSMAN. In construing this Agreement, neither of the parties hereto shall have any term or provision of this Agreement construed against such party solely by reason of such party having drafted same as each provision of this Agreement is deemed by the parties to have been jointly drafted by the Company and Michael.

        15. SEC COMPLIANCE. Michael acknowledges that the Company, as of the date hereof, is a "Reporting Company" under the Securities Exchange Act of 1934 as amended (the "Act"). While the Company remains a Reporting Company, its officers and directors, and certain shareholders are required to file periodic reports under Section 16, as it relates to the ownership, acquisition and disposition of their equity in the Company. Michael agrees that he will timely file Section 16 reports regarding his equity ownership in the Company. Michael further agrees that he will abide by Regulation FD and the Company's written policies as may adopted from time to time regarding insider trading and disclosure of non-public information, where with regard to insider trading policies, such policies are not in conflict with selling plans previously adopted or which may be adopted by Michael from time to time pursuant to SEC rule 10(b)5-1 for sales of Invisa stock, provided such plans and sales thereunder are in compliance in all respects with the requirements of SEC rule 10(b)5-1.

        16. BINDING AGREEMENT. The parties represent and warrant that each has consulted with legal counsel of their choice in connection with the review, approval and execution of this Agreement; that each understands this Agreement is a legally binding contract; that each has read and understands this Agreement; and that each intends to be bound by each provision of this Agreement.

        17. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida and venue for any legal action taken pursuant to this Agreement shall be in Sarasota County, Florida.

        18. MISCELLANEOUS. Captions are for convenience only. In construing this Agreement, feminine or neuter pronouns shall be substituted for those masculine in form or vice versa and plural terms shall be substituted for singular and singular for plural for any place which the context so requires.


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        IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written:

INVISA, INC.


By: /s/ Joseph Movizzo                           /s/ Stephen A. Michael
    ----------------------------                 -------------------------
    Joseph Movizzo, Director                     Stephen A. Michael



By: /s/ Robert Knight
    ----------------------------
    Robert Knight, Director



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